                                                                   Exhibit 10.14

                              FINANCING AGREEMENT

                                     Dated

                               January 31, 2001

                                By and Between

                              TREX COMPANY, LLC,

                                   Borrower

                                      And

                            BANK OF AMERICA, N. A.,

                                    Lender

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I DEFINITIONS                                                                           1
Section 1.1  Certain Defined Terms.                                                             1
Section 1.2  Accounting Terms and Other Definitional Provisions.                               10

ARTICLE II THE CREDIT FACILITIES                                                               10
Section 2.1  The Revolving Credit Facility.                                                    10
    2.1.1  Revolving Credit Facility.                                                          10
    2.1.2  Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans.    11
    2.1.3  Revolving Credit Note.                                                              11
    2.1.4  Optional Prepayments of Revolving Loan.                                             11
    2.1.5  Revolving Loan Account.                                                             11
Section 2.2  General Financing Provisions.                                                     12
    2.2.1  Borrower's Representatives.                                                         12
    2.2.2  Use of Proceeds of the Loan.                                                        12
    2.2.3  Origination Fee.                                                                    12
    2.2.4  Computation of Interest and Fees.                                                   12
    2.2.5  Payments.                                                                           13
    2.2.6  Setoff.                                                                             13
    2.2.7  Requirements of Law.                                                                13

ARTICLE III REPRESENTATIONS AND WARRANTIES                                                     14
Section 3.1  Representations and Warranties.                                                   14
    3.1.1  Subsidiaries.                                                                       14
    3.1.2  Good Standing.                                                                      14
    3.1.3  Power and Authority.                                                                14
    3.1.4  Binding Agreements.                                                                 14
    3.1.5  No Conflicts.                                                                       14
    3.1.6  No Defaults, Violations.                                                            15
    3.1.7  Compliance with Laws.                                                               15
    3.1.8  Margin Stock.                                                                       15
    3.1.9  Investment Company Act; Margin Securities.                                          15
    3.1.10 Litigation.                                                                         16
    3.1.11 Financial Condition.                                                                16
    3.1.12 Full Disclosure.                                                                    16
    3.1.13 Indebtedness for Borrowed Money.                                                    16
    3.1.14 Taxes.                                                                              16
    3.1.15 ERISA.                                                                              17
    3.1.16 Title to Properties.                                                                17
    3.1.17 Employee Relations.                                                                 17
    3.1.18 Presence of Hazardous Materials or Hazardous Materials Contamination.               18
    3.1.19 Intellectual Property.                                                              18
Section 3.2  Survival; Updates of Representations and Warranties.                              18

ARTICLE IV CONDITIONS PRECEDENT                                                                19
Section 4.1  Conditions to the Initial Advance.                                                19
    4.1.1  Organizational Documents - Borrower.                                                19
    4.1.2  Organizational Documents - Corporate Guarantor.                                     19
    4.1.3  Consents, Licenses, Approvals, Etc.                                                 20
    4.1.4  Note.                                                                               20
    4.1.5  Financing Documents.                                                                20
    4.1.6  Other Financing Documents.                                                          20


    4.1.7  Other Documents, Etc.                                                               20
    4.1.8  Payment of Fees.                                                                    20
    4.1.9  Information Sheet.                                                                  21
    4.1.10 Insurance Certificate.                                                              21
Section 4.2  Conditions to all Extensions of Credit.                                           21
    4.2.1  Compliance.                                                                         21
    4.2.2  Default.                                                                            21
    4.2.3  Representations and Warranties.                                                     21
    4.2.4  Adverse Change.                                                                     21

ARTICLE V COVENANTS OF THE BORROWER                                                            21
Section 5.1  Affirmative Covenants.                                                            21
    5.1.1  Financial Statements.                                                               22
    5.1.2  Reports to SEC and to Stockholders.                                                 23
    5.1.3  Recordkeeping, Rights of Inspection, Field Examination, Etc.                        23
    5.1.4  Existence.                                                                          23
    5.1.5  Compliance with Laws.                                                               24
    5.1.6  Preservation of Properties.                                                         24
    5.1.7  Line of Business.                                                                   24
    5.1.8  Insurance.                                                                          24
    5.1.9  Taxes.                                                                              24
    5.1.10 ERISA.                                                                              25
    5.1.11 Notification of Events of Default and Adverse Developments.                         25
    5.1.12 Hazardous Materials; Contamination.                                                 26
    5.1.13 Financial Covenants.                                                                26
Section 5.2  Negative Covenants.                                                               27
    5.2.1  Capital Structure, Merger, Acquisition or Sale of Assets.                           27
    5.2.2  Acquisitions.                                                                       27
    5.2.3  Purchase or Redemption of Securities, Dividend Restrictions.                        27
    5.2.4  Indebtedness.                                                                       28
    5.2.5  Investments, Loans and Other Transactions.                                          28
    5.2.6  Operating Lease Obligations.                                                        29
    5.2.7  Stock of Subsidiaries.                                                              29
    5.2.8  Subordinated Indebtedness.                                                          29
    5.2.9  Liens.                                                                              30
    5.2.10 Transactions with Affiliates.                                                       30
    5.2.11 Other Businesses.                                                                   30
    5.2.12 ERISA Compliance.                                                                   30
    5.2.13 Prohibition on Hazardous Materials.                                                 30
    5.2.14 Amendments.                                                                         30
    5.2.15 Method of Accounting; Fiscal Year.                                                  31

ARTICLE VI DEFAULT AND RIGHTS AND REMEDIES                                                     31
Section 6.1  Events of Default.                                                                31
    6.1.1  Failure to Pay.                                                                     31
    6.1.2  Breach of Representations and Warranties.                                           31
    6.1.3  Failure to Comply with Covenants.                                                   31
    6.1.4  Default Under Other Financing Documents or Obligations.                             31
    6.1.5  Receiver; Bankruptcy.                                                               32
    6.1.6  Involuntary Bankruptcy, etc.                                                        32
    6.1.7  Judgment.                                                                           32
    6.1.8  Default Under Other Borrowings.                                                     32
    6.1.9  Challenge to Agreements.                                                            33
    6.1.10 Material Adverse Change.                                                            33
    6.1.11 Impairment of Position.                                                             33

    6.1.12 Liquidation, Termination, Dissolution, etc.                                         33
    6.1.13 Default under First Union Credit Agreement.                                         33
    6.1.14 Default under other Indebtedness owed to Lender.                                    33
    6.1.15 Change of Control.                                                                  33
Section 6.2  Remedies.                                                                         33
    6.2.1  Acceleration.                                                                       33
    6.2.2  Further Advances.                                                                   34
    6.2.3  Performance by Lender.                                                              34
    6.2.4  Other Remedies.                                                                     34

ARTICLE VII MISCELLANEOUS                                                                      35
Section 7.1  Notices.                                                                          35
Section 7.2  Amendments; Waivers.                                                              35
Section 7.3  Cumulative Remedies.                                                              35
Section 7.4  Severability.                                                                     36
Section 7.5  Assignments by Lender.                                                            36
Section 7.6  Participations by Lender.                                                         36
Section 7.7  Disclosure of Information by Lender.                                              37
Section 7.8  Successors and Assigns.                                                           37
Section 7.9  Continuing Agreements.                                                            37
Section 7.10 Enforcement Costs.                                                                37
Section 7.11 Applicable Law; Jurisdiction.                                                     38
    7.11.1  Applicable Law.                                                                    38
    7.11.2  Submission to Jurisdiction.                                                        38
Section 7.12 Duplicate Originals and Counterparts.                                             38
Section 7.13 Headings.                                                                         38
Section 7.14 No Agency.                                                                        38
Section 7.15 Date of Payment.                                                                  39
Section 7.16 Entire Agreement.                                                                 39
Section 7.17 Waiver of Trial by Jury.                                                          39
Section 7.18 Indemnification.                                                                  39
Section 7.19 Termination of Agreement.                                                         40

LIST OF SCHEDULES                                                                              42


                              FINANCING AGREEMENT
                              -------------------

     THIS FINANCING AGREEMENT (this "Agreement") is made this 31st day of January, 2001, by and between TREX COMPANY, LLC, a limited liability company organized under the laws of the State of Delaware (the "Borrower"); and BANK OF AMERICA, N. A., a national banking association (the "Lender").

                                   RECITALS
                                   --------

          A. The Borrower has applied to the Lender for a revolving credit facility in the maximum principal amount of $15,000,000 to be used by the Borrower for the Permitted Uses described in this Agreement.

          B. The Lender is willing to make those credit facilities available to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

                                  AGREEMENTS
                                  ----------

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     Section 1.1  Certain Defined Terms.
                  ----------------------

     As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

     "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy (including, without limitation, the right to receive refunds of unearned insurance premiums), instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust) and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

     "Acquisition," by any Person (herein called the "Acquiror"), means any transaction involving the purchase, lease or other acquisition by such Acquiror of any or all of the capital stock or assets of another Person that, for purposes of preparing a statement of cash flows for such Acquiror prepared in accordance with GAAP, would be considered "investing activity".

     "Affiliate" means, with respect to any designated Person, any other Person,
(a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (c) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

     "Agreement" means this Financing Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 7.2 (Amendments; Waivers).

     "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Assignee" means any Person to which the Lender assigns all or any portion of its interests under this Agreement, any Commitment, and any Loan, in accordance with the provisions of Section 7.5 (Assignments by Lender), together with any and all successors and assigns of such Person; "Assignees" means the collective reference to all Assignees.

     "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time, and any successor Laws.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Capital Expenditure" means an expenditure (whether payable in cash or other property or accrued as a liability) for Fixed or Capital Assets, including, without limitation, the entering into of a Capital Lease.

     "Capital Lease" means with respect to any Person any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet of that Person.

     "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Lender, any Affiliate of the Lender, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation (or its successor) or P-1 by Moody's Investors Service, Inc. (or its successor) with maturities of six (6) months or less from the date of acquisition.

     "Change of Control" means any event or any event or condition, a result of which is that (i) Anthony J. Cavanna, Roger A. Wittenberg, Robert G. Matheny and Andrew U. Ferrari cease, as a group, to own beneficially 25% of the voting common stock of Corporate Guarantor; or (ii) Corporate Guarantor ceases to own beneficially less than all of the membership interests in the Borrower.

     "Closing Date" means the Business Day, in any event not later than _____, 2001, on which the Lender shall be satisfied that the conditions precedent set forth in Section 4.1 (Conditions to Initial Advance) have been fulfilled or otherwise waived by the Lender.

     "Commitment" the Lender's Revolving Credit Commitment.

     "Committed Amount" means the Lender's Revolving Loan Committed Amount.

     "Compliance Certificate" means a periodic Compliance Certificate described in Section 5.1.1 (Financial Statements).

     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

     "Consolidated EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) interest expense, (ii) total federal, state, local and foreign income, value added and similar taxes and (iii) depreciation and amortization expense.

     "Consolidated Net Income" means, for any period, net income after taxes for such period of the Borrower and its consolidated Subsidiaries.

     "Consolidated Net Worth" means, as of the date of determination, the total assets of the Borrower and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Borrower and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus the total liabilities of the Borrower and its
                 -----
Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries as of such time prepared in accordance with GAAP.

     "Corporate Guarantor" means Trex Company, Inc., a corporation organized and existing under the laws of the State of Delaware and its successors and assigns.

     "Corporate Guaranty" means that certain guaranty of payment for the benefit of the Lender dated the date hereof to the Lender from the Corporate Guarantor, as the same may from time to time be amended, restated, supplemented or otherwise modified.

     "Credit Facility" means the Revolving Credit Facility and "Credit Facilities" means collectively the Revolving Credit Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

     "Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

     "Enforcement Costs" means all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and allocated in-house counsel attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, collection, maintenance, preservation, defense, protection, realization upon, this Agreement or any of the other Financing Documents, and
(c) the monitoring, administration, processing and/or servicing of any or all of the Obligations and/or the Financing Documents.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default" has the meaning described in ARTICLE VI (Default and Rights and Remedies).

     "Facilities" means the collective reference to the loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other credit facilities now or hereafter provided to the Borrower by the Lender under this Agreement.

     "Fees" means the collective reference to each fee payable to the Lender under the terms of this Agreement or under the terms of any of the other Financing Documents.

     "Financing Documents" means at any time collectively this Agreement, the Note and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Facilities, and/or any of the Obligations.

     "First Union Credit Agreement" has the meaning described in Section 5.2.14 (Amendments).

     "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

     "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder;
(c) any substance the presence of which on any property now or hereafter owned, acquired or operated by the Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

     "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by the Borrower or for which the Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by the Borrower, and any other contamination by Hazardous Materials for which the Borrower is, or is claimed to be, responsible.

     "Hedge Transaction" means any transaction between the Borrower and Lender or any affiliate of Lender now existing or hereafter entered into, which provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's exposure to fluctuations in interest rates, currency valuations or commodity prices.

     "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

     "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) Indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under an employee stock ownership plan or other similar employee benefit plan; (g) any obligation of such Person or a Commonly Controlled Entity to a Multi-employer Plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any Hedge Transaction; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

     "Indemnified Parties" has the meaning set forth in Section 7.18 (Indemnification).

     "Information Sheet" has the meaning described in 4.1.9 (Information Sheet).

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

     "Inventory" means all inventory of the Borrower and all right, title and interest of the Borrower in and to all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-process, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other licenses, warranties, franchises, general intangibles, personal property and all documents of title or documents relating to the same and all proceeds (cash and non-cash) of the foregoing.

     "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise

     "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

     "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

     "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, financing statement, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or other remedy, claim, charge, control over or interest of any kind in real or personal property securing any indebtedness, duties, obligations, and liabilities owed to, or a claimed to be owed to, a Person, all whether perfected or unperfected, avoidable or unavoidable, based on the common law, statute or contract or otherwise, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

     "Loan" means each of the Revolving Loan.

     "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).

     "Multi-employer Plan" means a Plan that is a Multi-employer plan as defined in Section 4001(a)(3) of ERISA.

     "Note" means any Revolving Credit Note and "Notes" means collectively each Revolving Credit Note and any other promissory note which may from time to time evidence all or any portion of the Obligations.

     "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loan, any Hedge Transaction and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit reimbursement obligations, letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender or its Affiliates of any nature whatsoever, regardless of whether such indebtedness, duties, obligations, and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such indebtedness, duties, obligations, and liabilities.

     "Origination Fee" has the meaning described in Section 2.2.3 (Origination
Fee).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien, (ii) the Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement and (d) Liens on real property or equipment securing Indebtedness for Borrowed Money for the purchase or refinance of such real property or equipment.

     "Permitted Uses " means the payment of expenses incurred in the ordinary course of the Borrower's business and other lawful corporate purposes.

     "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

     "Plan" means any pension plan that is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

     "Post-Default Rate" means the Prime Rate in effect from time to time, plus three percent (3%) per annum.

     "Prepayment" means a Revolving Loan Optional Prepayment and "Prepayments" means collectively all Revolving Loan Optional Prepayments.

     "Prime Rate" means the rate of interest publicly announced from time to time by the Lender as its prime rate. It is a rate set by the Lender based upon various factors including the Lender's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Lender may price loans at, above, or below such announced rate. Any changes in the Prime Rate shall take effect on the day specified in the public announcement of such change.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

     "Responsible Officer" means for the Borrower, its chief executive officer or president or, with respect to financial matters, its chief financial officer.

     "Revolving Credit Commitment" means the agreement of the Lender relating to the making the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.

     "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

     "Revolving Credit Committed Amount" has the meaning described in Section
2.1.1 (Revolving Credit Facility).

     "Revolving Credit Expiration Date" means April 30, 2001.

     "Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.1 (Revolving Credit Facility).

     "Revolving Credit Note" has the meaning described in Section 2.1.3 (Revolving Credit Notes).

     "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitment is terminated pursuant to Section 6.2 (Remedies) or otherwise.

     "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

     "Revolving Loan Account" has the meaning described in Section 2.1.5 (Revolving Loan Account).

     "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.4 (Optional Prepayment of Revolving Loan).

     "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified.

     "State" means the Commonwealth of Virginia.

     "Subordinated Indebtedness" means all Indebtedness incurred at any time by the Borrower, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Lender in its sole and absolute discretion.

     "Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by the Borrower and/or by one or more Subsidiaries of the Borrower.

     "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on the Borrower or any of its or their properties or assets or any part thereof or in respect of any of its or their franchises, businesses, income or profits.

     "Total Consolidated Debt" means, as of the date of determination, the total of all Debt of the Borrower and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP.

     "Total Consolidated Capitalization" means, as of any date of determination with respect to the Borrower, the sum of Total Consolidated Debt and Consolidated Net Worth.

     "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

     "Wholly Owned Subsidiary" means any domestic United States corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by a Borrower and/or by one or more Wholly Owned Subsidiaries of a Borrower.

     Section 1.2  Accounting Terms and Other Definitional Provisions.
                  ---------------------------------------------------

     Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person. All terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                                  ARTICLE II
                             THE CREDIT FACILITIES
                             ---------------------

     Section 2.1  The Revolving Credit Facility.
                  ------------------------------

                  2.1.1  Revolving Credit Facility.
                         --------------------------

                  Subject to and upon the provisions of this Agreement, the Lender agrees to establish a revolving credit facility in favor of the Borrower. The aggregate of all advances under the Revolving Credit Facility is sometimes referred to in this Agreement collectively as the "Revolving Loan".

                  The principal amount of Fifteen Million Dollars ($15,000,000) is the "Revolving Credit Committed Amount".

                  During the Revolving Credit Commitment Period, the Borrower may request advances under the Revolving Credit Facility in accordance with the provisions of this Agreement.

                  2.1.2  Procedure for Making Advances Under the Revolving Loan;
                         -------------------------------------------------------
                         Lender Protection Loans.
                         ------------------------

                  The Borrower may borrow under the Revolving Credit Facility on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of the Borrower with the Lender or shall be otherwise applied as directed by the Borrower, which direction the Lender may require to be in writing. Not later than 10:00 a.m. (Eastern Time) on the date of the requested borrowing, the Borrower shall give the Lender oral or written notice (a "Loan Notice") of the amount and (if requested by the Lender) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Borrower within three (3) Business Days after the making of the requested advance under the Revolving Loan. Each Loan Notice shall be irrevocable.

                  In addition, the Borrower hereby irrevocably authorizes the Lender at any time and from time to time, without further request from or notice to the Borrower, to make advances under the Revolving Loan which the Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the interests of the Lender.

                  2.1.3  Revolving Credit Note.
                         ----------------------

                  The obligation of the Borrower to pay the Revolving Loan, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Revolving Credit Note") substantially in the form of EXHIBIT A attached hereto and made a
                                           ---------
part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. The Borrower acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the face amount of the Revolving Credit Note, the excess shall bear interest at the rates provided from time to time for advances under the Revolving Loan evidenced by the Revolving Credit Note and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

                  2.1.4  Optional Prepayments of Revolving Loan.
                         ---------------------------------------

                  The Borrower shall have the option at any time and from time to time to prepay (each a "Revolving Loan Optional Prepayment" and collectively the "Revolving Loan Optional Prepayments") the Revolving Loan, in whole or in part without premium or penalty.

                  2.1.5  Revolving Loan Account.
                         -----------------------

                  The Lender will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Lender will (a) debit (i)
                                                                  -----
the principal amount of each advance under the Revolving Loan made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrower to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrower to the Lender on
                     ------
account of the Revolving Loan as of the date made. The Lender may debit the Revolving Loan Account for the amount of any payment that is returned to the Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. The Borrower hereby promises to pay to the order of the Lender, ON DEMAND, an amount equal to the excess, if any, of all debit entries over all credit entries recorded in the Revolving Loan Account under the provisions of this Agreement. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be presumed conclusively to be correct, and shall constitute an account stated between the Lender and the Borrower unless the Lender receives specific written objection thereto from the Borrower within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Lender.

     Section 2.2  General Financing Provisions.
                  -----------------------------

                  2.2.1  Borrower's Representatives.
                         ---------------------------

                  The Lender is hereby irrevocably authorized by the Borrower to make advances under the Loan to the Borrower pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Borrower under the provisions of the most recent "Certificate" of corporate resolutions of the Borrower on file with the Lender or who is an officer or employee of the Borrower whom a Responsible Officer from time to time authorizes in writing to do so. The Lender does not and shall not assume any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrower in connection with the Credit Facility, any advance of the Loan or any other transaction in connection with the provisions of this Agreement other than errors, mistakes and/or discrepancies due to the Lender's gross negligence or willful misconduct.

                  2.2.2  Use of Proceeds of the Loan.
                         ----------------------------

                  The proceeds of each advance under the Loan shall be used by the Borrower for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing. The Borrower shall use the proceeds of the Loan promptly.

                  2.2.3  Origination Fee.
                         ----------------

                  The Borrower shall pay to the Lender a loan origination fee (the "Origination Fee") in the amount of Thirty Five Thousand Dollars ($35,000), which fee has been fully earned and is non-refundable and shall be payable as follows: on or before the Closing Date, the sum of $10,000 and on or before June 30, 2001, if the Borrower has not entered into a syndicated credit facility in which the Lender is a co-agent or the sole agent, the sum of $25,000. The obligation to pay the Origination Fee in its entirety shall survive the repayment of the Loan.

                  2.2.4  Computation of Interest and Fees.
                         ---------------------------------

                  All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the

Obligations resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate is announced.

                  2.2.5  Payments.
                         ---------

                  All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrower without setoff or counterclaim to the Lender (except as otherwise provided herein) at the Lender's office specified in Section 7.1 (Notices) in immediately available funds not later than noon (Eastern Time) on the due date of such payment. All payments received by the Lender after such time shall be deemed to have been received by the Lender for purposes of computing interest and Fees and otherwise as of the next Business Day. Payments shall not be considered received by the Lender until such payments are paid to the Lender in immediately available funds.

                  2.2.6  Setoff.
                         -------

                  Without implying any limitation on any other rights the Lender may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Lender is hereby authorized by the Borrower at any time and from time to time, without notice to the Borrower, to set off, appropriate and apply any or all monies, securities, and other property of the Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender, and/or any Affiliate of the Lender, from or for the Borrower, and also any and all deposit accounts (general or special) and credits of the Borrower, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any deposit accounts held by the Borrower in their capacity as trustee for Persons who are not Affiliates of the Borrower against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

                  2.2.7  Requirements of Law.
                         --------------------

                  In the event that the Lender shall have determined in good faith that (a) the adoption of any Capital Adequacy Regulation, or (b) any change in any Capital Adequacy Regulation or application thereof or (c) compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender, as a consequence of the obligations of the Lender hereunder to a level below that which the Lender or any corporation controlling the Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of the Lender and the corporation controlling the Lender, with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, after submission by the Lender to the Borrower of a written request therefor and a statement of the basis for such determination, the Borrower shall pay to the Lender such additional amount or amounts in order to compensate for such reduction.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Section 3.1  Representations and Warranties.
                  -------------------------------

     The Borrower represents and warrants to the Lender, as follows:

                  3.1.1  Subsidiaries.
                         -------------

                  The Borrower has the Subsidiaries listed on the Information Sheet attached hereto as EXHIBIT B and made a part hereof and no others. Each
                         ---------
of the Subsidiaries is a Wholly Owned Subsidiary except as shown on the Information Sheet, which correctly indicates the nature and amount of the Borrower's ownership interests therein.

                  3.1.2  Good Standing.
                         --------------

                  The Borrower and each of its Subsidiaries (a) is duly organized, existing and in good standing under the laws of the jurisdiction of its formation, (b) has the power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

                  3.1.3  Power and Authority.
                         --------------------

                  The Borrower has full power and authority to execute and deliver this Agreement, and the other Financing Documents to which it is a party, to make the borrowings under this Agreement and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of the Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of the Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, or any of the other Financing Documents, the performance by the Borrower of the Obligations.

                  3.1.4  Binding Agreements.
                         -------------------

                  This Agreement and the other Financing Documents executed and delivered by the Borrower have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrower and are fully enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

                  3.1.5  No Conflicts.
                         -------------

                  Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) the Borrower's organizational documents, (b) any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, or (c) any Laws.

                  3.1.6  No Defaults, Violations.
                         ------------------------

                         (a) No Default or Event of Default has occurred and is
continuing.

                         (b) Neither the Borrower nor any of its Subsidiaries is
in default beyond any applicable grace or cure period under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of the Borrower, or which could materially adversely affect the ability of the Borrower to perform its obligations under this Agreement or the other Financing Documents, to which the Borrower is a party.

                  3.1.7  Compliance with Laws.
                         ---------------------

                  To the best of the Borrower's knowledge, information and belief, neither the Borrower nor any of its Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting the Borrower or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of the Borrower and/or its Subsidiaries.

                  3.1.8  Margin Stock.
                         -------------

                  None of the proceeds of the Loan will be used, directly or indirectly, by the Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

                  3.1.9  Investment Company Act; Margin Securities.
                         ------------------------------------------

                  Neither the Borrower nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.

                  3.1.10  Litigation.
                          -----------

                  Except as otherwise disclosed on Schedule 3.1.10 attached
                                                   ---------------
hereto and made a part hereof, there are no proceedings, actions or investigations pending or, so far as the Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Borrower or any Subsidiary, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower.

                  3.1.11  Financial Condition.
                          --------------------

                  The consolidated financial statements of the Borrower dated September 30, 2000, are complete and correct and fairly present the financial position of the Borrower and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower or any Subsidiary as of the date of such financial statements that are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of the Borrower or any Subsidiary since the date of such financial statements and to the Borrower's knowledge no such adverse change is pending or threatened. Neither the Borrower nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements.

                  3.1.12  Full Disclosure.
                          ----------------

                  The financial statements referred to in Section 3.1.11 (Financial Condition) of this Agreement, the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by the Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which materially and adversely affects or in the future could, in the reasonable opinion of the Borrower, materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of the Borrower or of any Subsidiary.

                  3.1.13  Indebtedness for Borrowed Money.
                          --------------------------------

                  Except for the Obligations and except as set forth in Schedule
                                                                        --------
3.1.13 attached hereto and made a part hereof, the Borrower has no Indebtedness
------
for Borrowed Money. The Lender has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in Schedule 3.1.13,
                                                            ---------------
together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

                  3.1.14  Taxes.
                          ------

                  The Borrower and its Subsidiaries has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrower, are required to be filed, and has paid all

Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by a Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrower were as of the date of audited financial statements referred to in
Section 3.1.11 (Financial Condition), and are now, adequately provided for on the books of the Borrower and its Subsidiaries, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against the Borrower for Taxes in excess of those already paid.

                  3.1.15  ERISA.
                          ------

                  With respect to any Plan that is maintained or contributed to by the Borrower and/or by any Commonly Controlled Entity or as to which the Borrower retains material liability: (a) no "accumulated funding deficiency" as defined in Code (S)412 or ERISA (S)302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred other than events for which reporting has been waived or that are unlikely to result in material liability for the Borrower; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither the Borrower nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA (S)4203 from any Multi-employer Plan that is likely to result in material liability for one or more of the Borrower; (e) neither the Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA (S)4205 with respect to any Multi-employer Plan that is likely to result in material liability for one or more of the Borrower; (f) no Multi-employer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute is to the knowledge of the Borrower, in "reorganization" within the meaning of ERISA (S)4241 nor has notice been received by the Borrower or any Commonly Controlled Entity that such a Multi-employer Plan will be placed in "reorganization."

                  3.1.16  Title to Properties.
                          --------------------

                  The Borrower has good and marketable title to all of its properties, including, without limitation, the properties and assets reflected in the balance sheets described in Section 3.1.11 (Financial Condition). The Borrower has legal, enforceable and uncontested rights to use freely such property and assets.

                  3.1.17  Employee Relations.
                          -------------------

                  Except as disclosed on Schedule 3.1.17 attached hereto and
                                         ---------------
made a part hereof, (a) no Borrower nor any Subsidiary thereof nor any of the Borrower's or Subsidiary's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Borrower or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of a Borrower, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrower after due inquiry, threatened between the Borrower and its employees, and (d) no Borrower nor any Subsidiaries is subject to an employment contract, severance agreement, commission contract, consulting agreement or bonus agreement. Hours worked and payments made to the employees of the Borrower has not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Borrower or for which any claim may be made against a Borrower, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its books. The consummation of the transactions contemplated by the Financing Agreement or any of the other Financing Documents, will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower is a party or by which it is bound.

                  3.1.18  Presence of Hazardous Materials or Hazardous
                          --------------------------------------------
                          Materials Contamination.
                          ------------------------

                  To the best of Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of the Borrower or for which the Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by a Borrower in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by the Borrower or for which the Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

                  3.1.19  Intellectual Property.
                          ----------------------

                  The Borrower and its Subsidiaries owns or possesses or holds under valid non-cancelable licenses all patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property rights that are necessary for the operation of its properties and businesses, and neither the Borrower nor any of its Subsidiaries is in violation of any provision thereof. The Borrower and its Subsidiaries conduct their business without infringement or claim of infringement of any material license, patent, trademark, trade name, service mark, copyright, trade secret or any other intellectual property right of others and there is no infringement or claim of infringement by others of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of the Borrower and its Subsidiaries.

     Section 3.2  Survival; Updates of Representations and Warranties.
                  ----------------------------------------------------

     All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loan and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time of the making of, each advance under the Loan, except that the representations and warranties which relate to the financial statements which are referred to in
Section 3.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 5.1.1 (Financial Statements).

                                  ARTICLE IV
                             CONDITIONS PRECEDENT
                             --------------------

     Section 4.1  Conditions to the Initial Advance.
                  ----------------------------------

     The making of the initial advance under the Loan is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

                  4.1.1  Organizational Documents - Borrower.
                         ------------------------------------

                  The Lender shall have received for the Borrower:

                         (a) a certificate of good standing certified by the Secretary of State, or other appropriate Governmental Authority, of the state of formation of the Borrower;

                         (b) a certificate of qualification to do business for the Borrower certified by the Secretary of State or other Governmental Authority of each state in which the Borrower conducts business;

                         (c) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower covering:

                             (i) true and complete copies of the Borrower's organizational documents, and all amendments thereto;

                             (ii) true and complete copies of the resolutions of its Board of Directors authorizing (A) the execution, delivery and performance of the Financing Documents to which it is a party, (B) the borrowings hereunder, and (C) the granting of the Liens contemplated by this Agreement and the Financing Documents to which the Borrower is a party;

                             (iii) the incumbency, authority and signatures of the officers of the Borrower authorized to sign this Agreement and the other Financing Documents to which the Borrower is a party; and

                  4.1.2  Organizational Documents - Corporate Guarantor.
                         -----------------------------------------------

                  The Lender shall have received for the Corporate Guarantor:

                         (a) a certificate of good standing certified by the Secretary of State, or other appropriate Governmental Authority, of the state of formation of the Corporate Guarantor;

                         (b) a certificate of qualification to do business for the Corporate Guarantor certified by the Secretary of State or other Governmental Authority of each state in which the Corporate Guarantor conducts business;

                         (c) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of the Corporate Guarantor covering:

                             (i) true and complete copies of that Corporate Guarantor's organizational documents, and all amendments thereto;

                             (ii) true and complete copies of the resolutions of its Board of Directors authorizing (A) the execution, delivery and performance of the Financing Documents to which it is a party and (B) the borrowings hereunder; and

                             (iii) the incumbency, authority and signatures of the officers of the Borrower authorized to sign this Agreement and the other Financing Documents to which the Borrower is a party.

                  4.1.3  Consents, Licenses, Approvals, Etc.
                         -----------------------------------

                  The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, and such consents, licenses and approvals shall be in full force and effect.

                  4.1.4  Note.
                         -----

                  The Lender shall have received the Revolving Credit Note conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and attested by a duly authorized representative of the Borrower.

                  4.1.5  Financing Documents.
                         --------------------

                  The Borrower shall have executed and delivered the Financing Documents to be executed by it.

                  4.1.6  Other Financing Documents.
                         --------------------------

                  In addition to the Financing Documents to be delivered by the Borrower, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrower.

                  4.1.7  Other Documents, Etc.
                         ---------------------

                  The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

                  4.1.8  Payment of Fees.
                         ----------------

                  The Lender shall have received payment of any Fees due on or before the Closing Date.

                  4.1.9  Information Sheet.
                         ------------------

                  The Borrower shall have delivered the Information Sheet attached hereto as EXHIBIT B and made a part hereof (the "Information Sheet")
                   ---------
duly executed by a Responsible Officer of the Borrower.

                  4.1.10  Insurance Certificate.
                          ----------------------

                  The Lender shall have received an insurance certificate in accordance with the provisions of Section 5.1.8 (Insurance).

     Section 4.2  Conditions to all Extensions of Credit.
                  ---------------------------------------

     The making of all advances under the Loan is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

                  4.2.1  Compliance.
                         -----------

                  The Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents that are binding upon it.

                  4.2.2  Default.
                         --------

                  There shall exist no Event of Default or Default hereunder.

                  4.2.3  Representations and Warranties.
                         -------------------------------

                  The representations and warranties of the Borrower contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loan, except that the representations and warranties which relate to financial statements which are referred to in Section 3.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to
Section 5.1.1 (Financial Statements).

                  4.2.4  Adverse Change.
                         ---------------

                  No adverse change shall have occurred in the condition (financial or otherwise), operations or business of the Borrower that would, in the good faith judgment of the Lender, materially impair the ability of that Borrower to pay or perform any of the Obligations.

                                   ARTICLE V
                           COVENANTS OF THE BORROWER
                           -------------------------

     Section 5.1  Affirmative Covenants.
                  ----------------------

     So long as any of the Obligations (or the Commitment therefor) shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

                  5.1.1  Financial Statements.
                         ---------------------

                  The Borrower shall furnish to the Lender:

                         (a) Annual Statements and Certificates. The Borrower
                             ----------------------------------
shall furnish to the Lender as soon as available, but in no event more than ninety (90) days after the close of the Borrower's fiscal years, (i) a copy of the annual financial statement in reasonable detail satisfactory to the Lender relating to the Borrower and its Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Lender, which financial statement shall include a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, cash flows and changes in shareholders equity of the Borrower and its Subsidiaries for such fiscal year, and (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, containing a detailed computation of each financial covenant
   ---------
in this Agreement which is applicable for the period reported, a certification that no change has occurred to the information contained in the Information Sheet (except as set forth in any schedule attached to the certification), and a cash flow projection report, each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender and (iii) a management letter in the form prepared by the Borrower's independent certified public accountants.

                         (b) Annual Opinion of Accountant. The Borrower shall
                             ----------------------------
furnish to the Lender as soon as available, but in no event more than ninety
(90) days after the close of the Borrower's fiscal years, a letter or opinion of the accountant who examined and certified the annual financial statement relating to the Borrower and its Subsidiaries (i) stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto and (ii) acknowledging that the Lender will rely on the statement and that the Borrower knows of the intended reliance by the Lender.

                         (c) Quarterly Statements and Certificates. The Borrower
                             -------------------------------------
shall furnish to the Lender as soon as available, but in no event more than thirty (30) days after the close of the Borrower's fiscal quarters, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the close of such period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period, projected cash flow on a month to month basis and projected income statements, and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT B, containing a detailed computation of each financial covenant which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), and a cash flow projection report, each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender, all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                         (d) Additional Reports and Information. The Borrower
                             ----------------------------------
shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.

                  5.1.2  Reports to SEC and to Stockholders.
                         -----------------------------------

                  The Borrower will furnish to the Lender, promptly upon the filing or making thereof, at least one (1) copy of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and other reports filed by the Borrower with any securities exchange or with the Securities and Exchange Commission.

                  5.1.3  Recordkeeping, Rights of Inspection, Field Examination,
                         -------------------------------------------------------
                         Etc.
                         ----

                         (a) The Borrower shall, and shall cause each of its
Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                         (b) The Borrower shall, and shall cause each of its
Subsidiaries to, permit authorized representatives of the Lender to visit and inspect the properties of the Borrower and its Subsidiaries, to review, audit, check and inspect the Borrower's books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries, with the officers, directors, employees and other representatives of the Borrower and its Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request.

                         (c) The Borrower hereby irrevocably authorizes and
directs all accountants and auditors employed by the Borrower and/or any of its Subsidiaries at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Lender copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of the Borrower and/or any or all of its Subsidiaries in the accountant's or auditor's possession, and to disclose to the Lender any information they may have concerning the financial status and business operations of the Borrower and/or any or all of its Subsidiaries. Further, the Borrower hereby authorizes all Governmental Authorities to furnish to the Lender copies of reports or examinations relating to any and all of the Borrower and/or any or all Subsidiaries, whether made by the Borrower or otherwise.

                         (d) Any and all costs and expenses incurred by, or on
behalf of, the Lender in connection with the conduct of any of the foregoing, shall be part of the Enforcement Costs and shall be payable to the Lender upon demand.

                  5.1.4  Existence.
                         ----------

                  The Borrower shall maintain, and cause each of its Subsidiaries to maintain, its existence in good standing in the jurisdiction in which it is formed and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Borrower to perform the Obligations, on the conduct of the Borrower's operations, or on the Borrower's financial condition.

                  5.1.5  Compliance with Laws.
                         ---------------------

                  The Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the non-observance of which might have a material adverse effect on the ability of the Borrower to perform the Obligations, on the conduct of the Borrower's operations, on the Borrower's consolidated financial condition.

                  5.1.6  Preservation of Properties.
                         ---------------------------

                  The Borrower will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, patents, trademarks and permits which are necessary for the orderly continuance of its business.

                  5.1.7  Line of Business.
                         -----------------

                  The Borrower will continue to engage substantially only in the business of manufacturing.

                  5.1.8  Insurance.
                         ----------

                  The Borrower will, and will cause each of its Subsidiaries to, at all times maintain with "A" or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Within thirty (30) days after notice in writing from the Lender, the Borrower will obtain such additional insurance as the Lender may reasonably request.

                  5.1.9  Taxes.
                         ------

                  Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, the Borrower will, and will cause each of its Subsidiaries, to pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The Borrower shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by the Borrower from wages and salaries of employees and amounts contributed by the Borrower on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

                  5.1.10  ERISA.
                          ------

                  The Borrower will, and will cause each of its Commonly Controlled Entities to, comply with the funding requirements of ERISA with respect to Plans for its respective employees. The Borrower will not permit with respect to any Plan (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Borrower, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower to the PBGC. Upon the Lender's request, the Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any Plan.

                  5.1.11  Notification of Events of Default and Adverse
                          ---------------------------------------------
                          Developments.
                          -------------

                  The Borrower shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

                          (a) any Event of Default;

                          (b) any Default;

                          (c) any litigation instituted or threatened against the Borrower or any of its Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of the Borrower or any Subsidiary where the claims against the Borrower or any Subsidiary exceed Ten Thousand Dollars ($10,000) and are not covered by insurance;

                          (d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrower or any of its Subsidiaries;

                          (e) any judicial, administrative or arbitral proceeding pending against the Borrower or any of its Subsidiaries and any judicial or administrative proceeding known by the Borrower to be threatened against the Borrower or any Subsidiary which, if adversely decided, could materially adversely affect the financial condition or operations (present or prospective) of the Borrower or any Subsidiary;

                          (f) the receipt by the Borrower or any Subsidiary of any notice, claim or demand from any Governmental Authority which alleges that the Borrower or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; and

                          (g) any other development in the business or affairs of the Borrower or any of its Subsidiaries which may be materially adverse;

     in each case describing in detail satisfactory to the Lender the nature thereof and the action the Borrower proposes to take with respect thereto.

                  5.1.12  Hazardous Materials; Contamination.
                          -----------------------------------

                  The Borrower agrees to:

                          (a) give notice to the Lender immediately upon acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of a Borrower's line of business expressly described in this Agreement), with a full description thereof;

                          (b) promptly comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Lender with satisfactory evidence of such compliance;

                          (c) provide the Lender, within thirty (30) days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned, operated or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible; and

                          (d) as part of the Obligations, defend, indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by the Borrower for which the Borrower is, or is claimed to be, responsible. The Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitment and the payment and performance of all of the other Obligations.

                  5.1.13  Financial Covenants.
                          --------------------

                          (a) Funded Debt Coverage Ratio. The Borrower will not,
as of the end of any fiscal quarter ending on or after the dates indicated below, permit the ratio of (a) the Indebtedness for Borrowed Money of the Borrower and their consolidated Subsidiaries as of the end of such fiscal quarter, to (b) Consolidated EBITDA for the four (4) quarter period ended as of the end of such fiscal quarter, to be more than:

                     Period                            Ratio
                     ------                            -----
                December 31, 2000                    2.0 to 1.0
                March 31, 2001                       2.5 to 1.0


                          (b) Limitations on Debt. The Borrower will not at any
                              -------------------
time permit the ratio of Total Consolidated Debt to Total Consolidated Capitalization, as a percentage, to exceed fifty five percent (55%).

     Section 5.2  Negative Covenants.
                  -------------------

     So long as any of the Obligations or the Commitment therefor shall be outstanding hereunder, the Borrower agrees with the Lender that without the prior written consent of the Lender, which consent shall not be unreasonably withheld, conditioned or delayed:

                  5.2.1  Capital Structure, Merger, Acquisition or Sale of
                         -------------------------------------------------
                         Assets.
                         -------

                  The Borrower will not alter or amend its capital structure, authorize any additional class of equity, issue any stock or equity of any class, enter into any merger or consolidation or amalgamation, windup or dissolve itself (or suffer any liquidation or dissolution) or sell, lease or otherwise dispose of any of its assets (except Inventory disposed of in the ordinary course of business prior to an Event of Default). Any consent of the Lender to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition. Notwithstanding the foregoing, the Borrower may merge with another Person if (a) the Borrower is the entity surviving such merger and (b) after giving effect thereto, no Default or Event of Default shall have occurred.

                  5.2.2  Acquisitions.
                         -------------

                  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Acquisition transaction except:

                         (a) the Borrower and any Subsidiary may acquire assets in the ordinary course of business for fair consideration;

                         (b) the Borrower and any Subsidiary may enter into any Acquisition transaction with respect to which the purchase price consists of capital stock of the acquiring Person; and

                         (c) the Borrower and any Subsidiary may enter into any other Acquisition transaction, but only to the extent (i) the purchase price (including any assumption of liabilities in connection therewith, but excluding any portion of the purchase price for any such Acquisition consisting of capital stock or other securities of the purchaser) of all such Acquisitions occurring during any fiscal year of the Borrower does not exceed $10,000,000 and (ii) after giving effect on a pro forma basis to such Acquisition (including but not limited to any Debt to be incurred or assumed by the purchaser in connection therewith), no Default would exist hereunder.

                  5.2.3  Purchase or Redemption of Securities, Dividend
                         ----------------------------------------------
                         Restrictions.
                         -------------

                         The Borrower will not purchase, redeem or otherwise
acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends), apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, the Borrower, make any distribution to stockholders or set aside any funds for any such purpose, and not prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations except that any Subsidiary may pay dividends to the Borrower.

                  5.2.4  Indebtedness.
                         -------------

                  The Borrower will not create, incur, assume or suffer to exist any Indebtedness for Borrowed Money or permit any Subsidiary to do so, except:

                         (a) the Obligations;

                         (b) current accounts payable arising in the ordinary course;

                         (c) Indebtedness secured by Permitted Liens; and

                         (d) Indebtedness of the Borrower existing on the date hereof and reflected on the financial statements furnished pursuant to
     Section 3.1.11 (Financial Condition).

                  5.2.5  Investments, Loans and Other Transactions.
                         ------------------------------------------

                  Except as otherwise provided in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with its business and treated as a Fixed or Capital Asset of the Borrower or any Subsidiary) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the Indebtedness or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, except:

                             (i) any advance to an officer or employee of the Borrower or any Subsidiary for travel or other business expenses in the ordinary course of business, provided that the aggregate amount of all such advances by all of the Borrower and its Subsidiaries (taken as a whole) outstanding at any time shall not exceed Fifty Thousand Dollars ($50,000);

                             (ii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                             (iii) any investment in real property which is secured by a Permitted Lien;

                             (iv)   guarantees of any Person in excess of
     $250,000 in the aggregate at any time;

                             (v) trade credit extended to customers in the ordinary course of business; and

                             (vi) any other Investment transaction, but only to the extent (A) the purchase price (including any assumption of liabilities in connection therewith, but excluding any portion of the purchase price for any such Investment consisting of capital stock or other securities of the purchaser) of all such Investments occurring during any fiscal year of the Borrower does not exceed $10,000,000 and (B) after giving effect on a pro forma basis to such Investment (including but not limited to any Indebtedness for Borrowed Money to be incurred or assumed by the purchaser in connection therewith), no Default would exist hereunder.

                  5.2.6  Operating Lease Obligations.
                         ----------------------------

                  The Borrower will not incur or permit to exist any Lease Obligations except Capital Leases expressly permitted by this Agreement or permit any Subsidiary to do so, if the pro forma Fixed Charge Coverage Ratio after giving effect to such operating lease during the most recent period used to determine compliance under Section 5.1.13 (Financial Covenants) would be less than 2.0:1.0.

                  5.2.7  Stock of Subsidiaries.
                         ----------------------

                  The Borrower will not sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into the Borrower or another Wholly Owned Subsidiary of the Borrower or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.
--- ----

                  5.2.8  Subordinated Indebtedness.
                         --------------------------

                  The Borrower will not, nor will it permit any Subsidiary to make:

                         (a) any payment of principal of, or interest on, any of the Subordinated Indebtedness, including, without limitation, the Subordinated Debt, if a Default or an Event of Default then exists hereunder or would result from such payment;

                         (b) any payment of the principal or interest due on the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder;

                         (c) any amendment or modification of or supplement to the documents evidencing or securing the Subordinated Indebtedness; and

                         (d) payment of principal or interest on the Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

                  5.2.9  Liens.
                         ------

                  The Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its Accounts, Inventory or proceeds thereof, or sell any Accounts, Inventory or proceeds thereof subject to an understanding or agreement, contingent or otherwise, to repurchase such Accounts, Inventory or proceeds thereof (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the Uniform Commercial Code as in effect in any applicable jurisdiction or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 5.2.9 shall not prevent the creation, incurrence, assumption or existence of Permitted Liens.

                  5.2.10  Transactions with Affiliates.
                          -----------------------------

                  Neither the Borrower nor any of its Subsidiaries will enter into or participate in any transaction with any Affiliate or, except in the ordinary course of business, with the officers, directors, employees and other representatives of the Borrower and/or any Subsidiary.

                  5.2.11  Other Businesses.
                          -----------------

                  Neither the Borrower nor any of its Subsidiaries will engage directly or indirectly in any business other than its current line of business described elsewhere in this Agreement.

                  5.2.12  ERISA Compliance.
                          -----------------

                  Neither the Borrower nor any Commonly Controlled Entity shall:
(a) engage in or permit any "prohibited transaction" (as defined in ERISA);
(b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan.

                  5.2.13  Prohibition on Hazardous Materials.
                          -----------------------------------

                  The Borrower shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by the Borrower or for which the Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of the Borrower's business expressly described in this Agreement.

                  5.2.14  Amendments.
                          -----------

                  Other than amendments of provisions consistent with the terms of this Agreement, the Borrower will not amend or agree to amend the Amended and Restated Credit Agreement dated as of August 3, 1999 by and among Trex, LLC and First Union National Bank, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of December 15, 1999, the Second Amendment to Amended and Restated Credit Agreement dated as of April 27, 2000, the Third Amendment to Amended and Restated Credit Agreement dated as of June 30, 2000 and the Fourth Amendment to Amended and Restated Credit Agreement dated as of October 27, 2000 (as amended, supplemented, modified or restated from time to time the collectively, the "First Union Credit Agreement") without the prior written consent of the Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

                  5.2.15  Method of Accounting; Fiscal Year.
                          ----------------------------------

                  The Borrower agrees that:

                          (a) it shall not change the method of accounting employed in the preparation of any financial statements furnished to the Lender under the provisions of Section 5.1.1 (Financial Statements), unless required to conform to GAAP and on the condition that the Borrower's accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrower's prior financial statements

                          (b) it will not change its fiscal year from a year ending on December 31.


                                  ARTICLE VI
                        DEFAULT AND RIGHTS AND REMEDIES
                        -------------------------------

     Section 6.1  Events of Default.
                  ------------------

     The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

                  6.1.1  Failure to Pay.
                         ---------------

                  The failure of the Borrower to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents.

                  6.1.2  Breach of Representations and Warranties.
                         -----------------------------------------

                  Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrower), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

                  6.1.3  Failure to Comply with Covenants.
                         ---------------------------------

                  The failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in this Agreement.

                  6.1.4  Default Under Other Financing Documents or Obligations.
                         -------------------------------------------------------

                  A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

                  6.1.5  Receiver; Bankruptcy.
                         ---------------------

                  The Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature,
(c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of ninety (90) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of the Borrower's or any Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Subsidiary's assets.

                  6.1.6  Involuntary Bankruptcy, etc.
                         ----------------------------

                  (a) An order for relief shall be entered in any involuntary case brought against the Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against the Borrower or any Subsidiary and shall not be dismissed within ninety (90) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than the Borrower or any Subsidiary (i) adjudicating the Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of the Borrower or of any Subsidiary, or of a material portion of the Borrower's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of the Borrower's or any Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

                  6.1.7  Judgment.
                         ---------

                  Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $250,000 against the Borrower or any Subsidiary, and the failure by the Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty
(30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

                  6.1.8  Default Under Other Borrowings.
                         -------------------------------

                  Default shall be made with respect to any Indebtedness for Borrowed Money of the Borrower (other than the Loan) if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity.

                  6.1.9  Challenge to Agreements.
                         ------------------------

                  The Borrower or any Guarantor shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective.

                  6.1.10  Material Adverse Change.
                          ------------------------

                  The Lender, in its sole discretion, determines in good faith that a material adverse change has occurred in the financial condition of the Borrower.

                  6.1.11  Impairment of Position.
                          -----------------------

                  The Lender, in its sole discretion, determines in good faith that an event has occurred which impairs the prospect of payment of any of the Obligations.

                  6.1.12  Liquidation, Termination, Dissolution, etc.
                          -------------------------------------------

                  The Borrower shall liquidate, dissolve or terminate its existence without the prior written consent of the Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

                  6.1.13  Default under First Union Credit Agreement.
                          -------------------------------------------

                  If a default shall occur and be continuing beyond any applicable grace or cure period under the First Union Credit Agreement.

                  6.1.14  Default under other Indebtedness owed to Lender.
                          ------------------------------------------------

                  If a default shall occur and be continuing beyond any applicable grace or cure period under any other Indebtedness for Borrowed Money (other than the Loan) owed to the Lender, whether now existing or hereafter incurred.

                  6.1.15  Change of Control.
                          ------------------

                  A Change of Control shall have occurred.

     Section 6.2  Remedies.
                  ---------

     Upon the occurrence of any Event of Default, the Lender may, in the exercise of its sole and absolute discretion from time to time, at any time thereafter exercise any one or more of the following rights, powers or remedies.

                  6.2.1  Acceleration.
                         -------------

                  The Lender may declare any or all of the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrower hereby waives.

                  6.2.2  Further Advances.
                         -----------------

                  The Lender may from time to time without notice to the Borrower suspend, terminate or limit any further advances, loans or other extensions of credit under the Commitment, under this Agreement and/or under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Sections 6.1.5 (Receiver; Bankruptcy) or 6.1.6 (Involuntary Bankruptcy, etc.), the Revolving Credit Commitment and any agreement in any of the Financing Documents to provide additional credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

                  6.2.3  Performance by Lender.
                         ----------------------

                  If the Borrower shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Lender without notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender, in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower. All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrower to the Lender on demand, and shall constitute and become a part of the Obligations.

                  6.2.4  Other Remedies.
                         ---------------

                  The Lender may from time to time proceed to protect or enforce the rights of the Lender by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender or any Affiliate of the Lender.

                                  ARTICLE VII
                                 MISCELLANEOUS
                                 -------------

     Section 7.1  Notices.
                  --------

     All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

          Borrower:  Trex Company, LLC
                     ___________________________
                     ___________________________
                     Attention:  _______________

          Lender:    Bank of America, N. A.
                     8600 Greensboro Drive, Suite 550
                     McLean, Virginia 22102
                     Attention:  Elaine Eaton

     By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

     Section 7.2  Amendments; Waivers.
                  --------------------

     This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrower. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by the Lender. No course of dealing between the Borrower and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

     Section 7.3  Cumulative Remedies.
                   --------------------

     The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

     Section 7.4  Severability.
                   -------------
     In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                  (a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                  (b) the obligation to be fulfilled shall be reduced to the limit of such validity;


                  (c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Lender, all of the Obligations of the Borrower to the Lender shall become immediately due and payable; and

                  (d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

     Section 7.5  Assignments by Lender.
                  ----------------------

     The Lender may, without notice to or consent of the Borrower, assign to any Person (each an "Assignee" and collectively, the "Assignees") all or a portion of the Lender's Commitment. The Lender and its Assignee shall notify the Borrower in writing of the date on which the assignment is to be effective (the "Adjustment Date"). On or before the Adjustment Date, the assigning Lender, the Borrower and the respective Assignee shall execute and deliver a written assignment agreement in a form acceptable to the Lender, which shall constitute an amendment to this Agreement to the extent necessary to reflect such assignment. Upon the request of any assigning Lender following an assignment made in accordance with this Section 7.5, the Borrower shall issue new Notes to the assigning Lender and its Assignee reflecting such assignment, in exchange for the existing Notes held by the assigning Lender.

     In addition, notwithstanding the foregoing, the Lender may at any time pledge all or any portion of the Lender's rights under this Agreement, the Commitment or any of the Obligations to a Federal Reserve Bank.


     Section 7.6  Participations by Lender.
                  -------------------------

     The Lender may at any time sell to one or more financial institutions participating interests in any of the Lender's Obligations or Commitment; provided, however, that (a) no such participation shall relieve the Lender from its obligations under this Agreement or under any of the other

Financing Documents to which it is a party, (b) the Lender shall remain solely responsible for the performance of its obligations under this Agreement and under all of the other Financing Documents to which it is a party, and (c) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Financing Documents.

     Section 7.7  Disclosure of Information by Lender.
                  ------------------------------------

     In connection with any sale, transfer, assignment or participation by the Lender in accordance with Section 7.5 (Assignments by Lender) or Section 7.6 (Participations by Lender), the Lender shall have the right to disclose to any actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and/or any of the other Financing Documents or otherwise.

     Section 7.8  Successors and Assigns.
                  -----------------------

     This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective heirs, personal representatives, successors and assigns, except that the Borrower shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

     Section 7.9  Continuing Agreements.
                  ----------------------

     All covenants, agreements, representations and warranties made by the Borrower in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loan and the execution and delivery of the Notes, shall be binding upon the Borrower regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender's request, and as a condition of the release of any one or more of the Security Documents, the Borrower and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender and/or any of its agents and others, or to the extent there are, the same are waived and released.

     Section 7.10  Enforcement Costs.
                   ------------------

     The Borrower agree to pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

      Section 7.11  Applicable Law; Jurisdiction.
                    -----------------------------
                  7.11.1    Applicable Law.
                            ---------------

                  Borrower acknowledges and agrees that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrower, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents that relate to property outside the State may be subject to the laws of the state in which the property is located.

                  7.11.2  Submission to Jurisdiction.
                          ---------------------------

                  The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrower in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

     Section 7.12  Duplicate Originals and Counterparts.
                   -------------------------------------

     This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

     Section 7.13  Headings.
                   ---------

     The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     Section 7.14  No Agency.
                   ----------

     Nothing herein contained shall be construed to constitute the Borrower as the agent of the Lender for any purpose whatsoever or to permit the Borrower to pledge any of the credit of the Lender. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

     Section 7.15  Date of Payment.
                   ----------------

     Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

     Section 7.16  Entire Agreement.
                   -----------------

     This Agreement is intended by the Lender and the Borrower to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrower shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

     Section 7.17  Waiver of Trial by Jury.
                   ------------------------

     THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT OR (B) ANY OF THE FINANCING DOCUMENTS. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

     This waiver is knowingly, willingly and voluntarily made by the Borrower and the Lender, and the Borrower and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

     Section 7.18  Indemnification.
                   ---------------

     The Borrower agrees to indemnify and hold harmless, Lender, the respective parent and Affiliates of the Lender and the respective parent's and Affiliates' officers, directors, shareholders, employees and agents (each an "Indemnified Party," and collectively, the "Indemnified Parties"), from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Party is a party to any litigation), including without limitation, reasonable attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery, incurred by any Indemnified Party with respect to, arising out of or as a consequence of
(a) this Agreement or any of the other Financing Documents, including without limitation, any failure of the Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Financing Documents, or any other Event of Default; (b) the use by the Borrower of any proceeds advanced hereunder; (c) the transactions contemplated hereunder; or (d) any claim, demand, action or cause of action being asserted against (i) the Borrower or any of their Affiliates by any other Person, or (ii) any Indemnified Party by the Borrower in connection with the transactions contemplated hereunder. Notwithstanding anything herein or elsewhere to the contrary, the Borrower shall not be obligated to indemnify or hold harmless any Indemnified Party from any liability, loss or damage resulting from the gross negligence, willful misconduct or unlawful actions of such Indemnified Party. Any amount payable to the Lender under this Section will bear interest at the Post- Default Rate from the due date until paid.

     Section 7.19  Termination of Agreement.
                   -------------------------

     This Agreement shall terminate and be of no further force and effect when, and only when, all of the Obligations have been paid in full and the Commitment has been terminated.

     IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

                              TREX COMPANY, LLC
                              By:  Trex Company, Inc, Sole Member


                                    By: /s/ Anthony J. Cavanna      (Seal)
                                      ------------------------------
                                      Name:  Anthony J. Cavanna
                                      Title: Chief Financial Officer

                              BANK OF AMERICA, N. A.


                              By: /s/ Christopher D. Hartman  (Seal)
                                 -----------------------------
                                 Name:  Christopher D. Hartman
                                 Title: Vice President